Exhibit 99.1

News Release

WARBURG PINCUS’ MICHAEL MARTIN
JOINS NATIONAL PENN BOARDS

BOYERTOWN, PA.,  February 11, 2011 -- National Penn Bancshares, Inc. (Nasdaq: NPBC) today announced the appointment of Michael E. Martin, managing director and co-head of the Financial Services Group of Warburg Pincus LLC, to its Board of Directors, effective immediately.  Mr. Martin will serve on the Executive and Nominating/Corporate Governance Committees of the Board.  The term of Mr. Martin’s appointment to the Board of Directors is through National Penn Bancshares’ annual meeting of shareholders in April 2013.  He also has joined the board of directors of National Penn Bank and he will serve on its Executive Committee as well.

Experienced in finance and investment banking, with degrees in economics and law, Mr. Martin joined Warburg Pincus in 2009 as co-head of its Financial Institutions Group.  Prior to joining Warburg Pincus he was President of Brooklyn NY Holdings, LLC; vice chairman and managing director of UBS Investment Bank and held senior positions at Credit Suisse First Boston.  Martin, who has practiced corporate law, also serves on the board of directors of Sallie Mae, Aeolus Re, Ltd., Cortview Capital and Primerica Inc.

National Penn and Warburg Pincus completed a $150 million investment in January 2011, which was announced in October 2010.

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with approximately $9 billion in assets, is a bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn operates 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions.

National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Safe Harbor Regarding Forward-Looking Information:

This press release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations, as well as its business and operations following the completion of transactions described in this release, are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: increased capital requirements and other requirements or actions mandated by National Penn’s regulators, National Penn’s inability to meet the requirements of the memorandum of understanding or the individual minimum capital ratio requirements issued by its primary regulator, National Penn’s inability to successfully implement its “self-improvement plan”, National Penn’s ability to raise capital and maintain capital levels, variations in interest rates, deterioration in the credit quality of loans, the effect of credit risk exposure, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the recently passed Dodd-Frank Act and regulations to be adopted to implement that Act), competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s information technology. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Media Contact:	Catharine S. Bower, Corporate Communications
(610) 369-6618 or catharine.bower@nationalpenn.com

Investor Contact:	Michelle H. Debkowski, Investor Relations
(610) 369-6461 or michelle.debkowski@nationalpenn.com

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